UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2007

Network Equipment Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-10255 (Commission File Number)	94-2904044 (IRS Employer ID No.)

6900 Paseo Padre Parkway, Fremont, California 94555  ph: (510) 713-7300
(Address of principal executive offices, including zip code, and telephone number, including area code,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 24, 2007, the Compensation Committee of the Board of Directors withdrew the guidelines adopted on May 1, 2007 for discretionary bonuses to officers, leaving in place the guidelines for discretionary bonuses for non-officer employees.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 24, 2007, the Board of Directors of Network Equipment Technologies, Inc. approved amendments to the Company’s by-laws.  The amendments were primarily to permit the issuance and transfer of uncertificated shares of its stock as necessary to  allow the Company to participate in the Direct Registration System (“DRS”) administered by the Depository Trust and Clearing Corporation, which will be required of all NYSE-listed companies on and after January 1, 2008.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

3.1 By-laws of Network Equipment Technologies, Inc., as amended October 24, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2007
Network Equipment Technologies, Inc. By: /s/ FRANK SLATTERY. Name: Frank Slattery Title: Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	By-laws of Network Equipment Technologies, Inc., as amended October 24, 2007.